UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2021, Pareteum Corporation (the “Company”):

•	entered into an Omnibus Amendment, dated as of November 26, 2021 (the “First Lien Omnibus Amendment”), with High Trail Investments SA LLC (“High Trail”), as the holder of the Company’s outstanding Senior Secured Convertible Note due 2025 (the “Convertible Note”) and in its capacity as collateral agent, and the guarantors of the Convertible Note;

•	entered into a First Lien Joinder (as defined below) with, and issued Incremental Notes (as defined below) to, Channel Ventures Group, LLC, a Delaware limited liability company (“Channel Ventures”); and

•	entered into a Third Omnibus Amendment, dated as of November 26, 2021 (the “Second Lien Omnibus Amendment”) with the holders of its previously outstanding Senior Second Lien Secured Convertible Notes due 2025, dated as of various dates, in the aggregate principal amount of up to $24,018,206, plus the accrued in-kind interest to be added to such principal amount, issued by the Company to several investors (the “Second Lien Notes”), the guarantors of the Second Lien Notes, Hoving & Partners S.A., as the existing collateral agent, and Channel Ventures, as the successor collateral agent.

First Lien Omnibus Amendment

The First Lien Omnibus Amendment effected changes to several agreements and instruments previously entered into or issued by the Company.

First Lien Securities Purchase Agreement

The First Lien Omnibus Amendment amended the previously disclosed Securities Purchase Agreement, dated as of June 8, 2020 (as amended, the “First Lien Purchase Agreement”), between the Company and High Trail, as the holder of the Convertible Note and the collateral agent, under which the Convertible Note and certain warrants to purchase Common Stock were issued. Among other changes, the First Lien Omnibus Amendment:

•	provides for the offer and sale of an additional series of 8.00% Senior Secured Convertible Notes (the “Incremental Notes”) in the aggregate initial principal amount of up to $5,000,000 under the First Lien Purchase Agreement in one or more additional closings;

•	establishes the form of Incremental Note and form of joinder agreement by which purchasers of Incremental Notes will become party to the First Lien Purchase Agreement (the “First Lien Joinder”); and

•	provides the manner in which the proceeds received upon the exercise of any remedies under the security agreement relating to the purchase and sale of the Convertible Note will be apportioned among High Trail and the holders of any Incremental Notes sold.

The First Lien Omnibus Amendment also effected certain other conforming and immaterial changes to the other documents entered into in connection with the original sale of the Convertible Note. In connection with the entry by the Company into the First Lien Omnibus Amendment and the issuance of the Incremental Notes, the Company also entered into a First Lien Joinder with Channel Ventures. The First Lien Joinder sets forth the purchase terms for the Incremental Notes and makes Channel Ventures party to the First Lien Purchase Agreement as a “Buyer,” subject to all of the representations, warranties, covenants and agreements of the First Lien Purchase Agreement in such capacity.

Incremental Notes

On December 10, 2021, in connection with the Company’s entry into the First Lien Omnibus Amendment and the First Lien Joinder, the Company completed the issuance and sale to Channel Ventures under the First Lien Purchase Agreement, as amended by the First Lien Omnibus Amendment and the First Lien Joinder, of six Incremental Notes, dated as of various dates, in the aggregate principal amount of $4.0 million. The Incremental Notes were purchased for an aggregate purchase price of $4.0 million in cash. The Incremental Notes are in the form of the note attached as an exhibit to the First Lien Purchase Agreement, as amended by the First Lien Omnibus Amendment and the First Lien Joinder. Each Incremental Note is dated the date that the Company received the purchase price for such Incremental Note, the last of which is dated November 26, 2021.

The Incremental Notes are senior, secured obligations of the Company, and interest is payable monthly on each Incremental Note beginning with the first month after the date of its issuance at a rate of 8% per annum or, if an Event of Default has occurred and is continuing under the Incremental Notes, at a rate of 18% per annum. Events of Default have occurred and are continuing under the Incremental Notes. The Incremental Notes are secured by a first lien on substantially all assets of the Company and substantially all assets of its material U.S.-organized subsidiaries and the assets of Pareteum Europe BV, a subsidiary organized in the Netherlands. Interest may be paid, at the election of the Company, in cash, in shares of common stock of the Company, provided that the Company may only pay in shares of its common stock upon the satisfaction of certain conditions, or in-kind by the Company by adding such amounts to the outstanding principal amount thereof, rather than paying such amounts in cash or shares of Common Stock. The number of shares issuable if the Company elects to pay interest in shares is determined by the application of a formula in which the amount of the interest due is divided by 85% of the lowest volume-weighted average price of the Company’s common stock on the market on which the Company’s common stock is then traded or for which prices are quoted over the 10 days preceding the date of such payment.

At the Company’s option, with the prior written consent of the holders of the Incremental Notes, the Company may redeem all or a portion of the Incremental Notes. The holder of the Incremental Notes or the Company may also elect for the Company to redeem the Incremental Notes at a 20% premium if the Company undergoes a fundamental change.

The Incremental Notes are convertible into shares of the Company’s common stock, in part or in whole, from time to time, at the election of the holder of the Incremental Notes. The initial conversion rate is 2,702.7027 shares of Company common stock for each $1,000 of principal amount of Incremental Notes. The conversion rate is subject to anti-dilution adjustments.

The Incremental Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Incremental Notes rank senior to all unsecured indebtedness of the Company, (ii) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions and (iv) require the Company and its subsidiaries to maintain certain minimum revenues. The Incremental Notes contain customary events of default, including certain cross-default provisions.

The Company intends to use the net proceeds from the offering of the Incremental Notes for general corporate purposes.

Second Lien Omnibus Amendment

The Second Lien Omnibus Amendment effected changes to several agreements and instruments previously entered into or issued by the Company.

Second Lien Purchase Agreement

The Second Lien Omnibus Amendment amended the previously disclosed Securities Purchase Agreement, dated as of April 13, 2021 (as amended, the “Second Lien Purchase Agreement”), among the Company, the holders of the Second Lien Notes and the collateral agent, under which the Second Lien Notes and certain warrants to purchase Common Stock were issued. Among other changes, the Second Lien Omnibus Amendment provides for the appointment of Channel Ventures, and the removal of Hoving & Partners S.A., a private, Europe-based investor, as administrative and collateral agent under the Second Lien Note sale transaction documents, and makes certain other immaterial changes to the Second Lien Purchase Agreement.

Outstanding Second Lien Notes

The Second Lien Omnibus Amendment amended certain terms and provisions of the outstanding Second Lien Notes and the form of any new Senior Second Lien Secured Notes due 2025 issued to any future buyer under the Second Lien Purchase Agreement by revising the procedure by which the holders of Second Lien Notes will reimburse the administrative and collateral agent.

***

There is no material relationship between the Company or its affiliates, on the one hand, and High Trail and Channel Ventures, on the other hand, except that High Trail holds the Convertible Note and is party to other previously disclosed agreements with the Company. The foregoing description is qualified in its entirety by the terms of the First Lien Omnibus Amendment, the Incremental Notes, the First Lien Joinder and the Second Lien Omnibus Amendment, which are attached hereto as Exhibits 10.1 through 10.9 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On December 10, 2021, the Company completed the sale of $4 million aggregate principal amount of Incremental Notes to Channel Ventures in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by Channel Ventures in the First Lien Purchase Agreement, via its execution of the First Lien Joinder, that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Incremental Notes are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1	Omnibus Amendment, dated as of November 26, 2021, among Pareteum Corporation, certain subsidiaries of Pareteum Corporation and High Trail Investments SA LLC
10.2	Senior Secured Convertible Incremental Note due 2025, dated as of October 1, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $1,499,989
10.3	Senior Secured Convertible Incremental Note due 2025, dated as of October 7, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $499,961
10.4	Senior Secured Convertible Incremental Note due 2025, dated as of October 15, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $510,615.59
10.5	Senior Secured Convertible Incremental Note due 2025, dated as of November 15, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $500,000
10.6	Senior Secured Convertible Incremental Note due 2025, dated October 25, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $497,495.28
10.7	Senior Secured Convertible Incremental Note due 2025, dated as of November 26, 2021, made by Pareteum to Channel Ventures Group, LLC in the principal amount of $491,939.13
10.8	Joinder Agreement, dated as of November 26, 2021, between Channel Ventures Group, LLC, Pareteum Corporation and High Trail Investments SA LLC
10.9	Third Omnibus Amendment, dated as of November 26, 2021, among Pareteum Corporation, certain subsidiaries of Pareteum Corporation, and the purchasers party thereto, Hoving & Partners S.A. and Channel Ventures Group, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: December 10, 2021	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer